As filed with the Securities and Exchange Commission on August 13, 1999

                                                     Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            LUCENT TECHNOLOGIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           22-3408857
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                  ORGANIZATION)

                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                             PAMELA F. CRAVEN, ESQ.
                      VICE PRESIDENT -- LAW AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING PHONE NUMBER, OF AGENT FOR SERVICE)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                      AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
SECURITIES TO BE REGISTERED                REGISTERED(1)           SHARE(2)             PRICE(2)         REGISTRATION FEE
---------------------------             -------------------- -------------------- -------------------- --------------------
---------------------------------------------------------------------------------------------------------------------------
Debt Securities and Warrants to
  Purchase Debt Securities.............    $1,800,000,000            100%            $1,800,000,000        $500,400.00
---------------------------------------------------------------------------------------------------------------------------

(1) Or if any debt securities are issued (i) at original issue discount, such greater amount as shall result in an aggregate initial offering price of the equivalent of $1,800,000,000, or (ii) with an initial offering price denominated in a foreign currency or currency unit, such amount as shall result in an aggregate initial offering price equivalent to $1,800,000,000.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities act of 1933.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

PROSPECTUS                                                 SUBJECT TO COMPLETION
                                                           DATED AUGUST 13, 1999

                                 $1,800,000,000

                              LUCENT TECHNOLOGIES

                                DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES

                           -------------------------

     This Prospectus is part of a Registration Statement which Lucent has filed with the Securities and Exchange Commission as part of a shelf registration process. Under this process, Lucent may sell Debt Securities, Warrants, or both in one or more offerings up to a total dollar amount of $1,800,000,000. The purpose of this Prospectus is to provide the general terms and conditions of the Debt Securities and Warrants that Lucent intends to issue. The specific terms and conditions of Debt Securities or Warrants issued in any particular offering will be provided in supplements to this Prospectus as well as any additions, update or modifications of this Prospectus. You should read this Prospectus and any Prospectus Supplement carefully before you make your investment decision.

                           -------------------------

     Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus and any accompanying Prospectus Supplement. Any representation to the contrary is a criminal offense.

                           -------------------------

                 The date of this Prospectus is August   , 1999

                               TABLE OF CONTENTS

                                   PAGE
                                   ----
Description of Lucent............    3
Where to Find Additional
  Information Regarding Lucent...    3
Ratio of Earnings to Fixed
  Charges........................    4
Use of Proceeds..................    5
Description of the Indenture and
  Debt Securities................    5
Description of the Warrants......   11
Plan of Distribution.............   12
Legal Opinions...................   13
Experts..........................   13

                             DESCRIPTION OF LUCENT

     Lucent was incorporated in Delaware in November 1995 and has its principal executive offices at 600 Mountain Avenue, Murray Hill, New Jersey 07974 (telephone number 908-582-8500). Lucent was formed from the systems and technology units that were formerly a part of AT&T Corp., including the research and development capabilities of Bell Laboratories. Prior to February 1, 1996, AT&T conducted Lucent's original business through various divisions and subsidiaries. On February 1, 1996, AT&T began separating Lucent into a stand-alone company by transferring to Lucent the assets and liabilities related to its business. In April 1996, Lucent completed the initial public offering of its common stock and on September 30, 1996, became independent of AT&T when AT&T distributed all of its Lucent shares to its shareowners.

     Lucent designs, builds, and delivers a wide range of public and private networks, communication systems and software, data networking systems, business telephone systems and microelectronic components. Lucent is a global leader in the sale of public communications systems, and is a supplier of systems or software to most of the world's largest network operators. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent's research and development activities are conducted through Bell Laboratories, one of the world's foremost industrial research and development organizations.

             WHERE TO FIND ADDITIONAL INFORMATION REGARDING LUCENT

     Lucent files annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that Lucent files with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Lucent's SEC filings are also available to the public through the SEC's web site at http://www.sec.gov.

     The SEC allows us to incorporate by reference the information that we file with them into this document. This means that we can disclose important information to you by referring you to other documents previously filed separately with the SEC, including Lucent's annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this document, except for any information that is modified or superseded by information contained in this document or any other subsequently filed document. The information incorporated by reference is an important part of this Prospectus and the accompanying Prospectus Supplement. Any information that we file later with the SEC, specifically, those documents filed pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, will automatically update and supersede the information in this Prospectus and the accompanying Prospectus Supplement.

     The following documents have been filed by Lucent with the SEC (File No. 1-11639) and are incorporated by reference into this Prospectus:

LUCENT SEC FILINGS (FILE NO. 1-11639)                       PERIOD
-------------------------------------                       ------
1. Annual Report on Form 10-K               Fiscal Year ended September 30, 1998,
                                            as amended by Amendment No. 1 filed on
                                            Form 10-K/A on May 17, 1999

2. Quarterly Reports on Form 10-Q           Quarters ended December 31, 1998,
                                            March 31, 1999 and June 30, 1999

3. Current Reports on Form 8-K              Filed November 19, 1998, January 8,
                                            1999, January 15, 1999, March 5, 1999,
                                            as amended by Amendment No. 1 filed on
                                            Form 8-K/A on May 18, 1999, June 28,
                                            1999 and August 2, 1999

     Copies of the above documents, along with exhibits specifically incorporated by reference by this Prospectus or the Prospectus Supplement and the Company's 1998 Annual Report to Shareowners, may be obtained without charge from the Secretary's Department, Lucent Technologies Inc., 600 Mountain Avenue, Murray Hill, New Jersey 07974 (telephone number: 908-582-8500).

     No person is authorized to give any information or represent anything not contained in this Prospectus and the accompanying Prospectus Supplement. We are only offering the Debt Securities and Warrants in places where sales of those securities are permitted. The information contained in this Prospectus and any accompanying Prospectus Supplement, as well as information incorporated by reference, is current only as of the date of that information. Lucent's business, financial condition, results of operations and prospects may have changed since that date.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the unaudited historical ratios of earnings to fixed charges of the Company and its subsidiaries.


9-month period ended June 30, 1999..........................     9.3
12-month period ended September 30, 1998....................     6.8
12-month period ended September 30, 1997....................     4.8
9-month period ended September 30, 1996.....................     3.4
12-month period ended December 31, 1995.....................       *
12-month period ended December 31, 1994.....................     3.3

---------------
* For the year ended December 31, 1995, the ratio of earnings to fixed charges computation indicates that earnings were inadequate to cover fixed charges by $1,066 million. The year ended December 31, 1995 includes pre-tax restructuring and other charges of $2,801 million.

     For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes, less interest capitalized, less undistributed earnings of less than 50% owned affiliates and plus fixed charges. Fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. Certain years have been reclassified to conform to the current period presentation.

                                USE OF PROCEEDS

     The Company intends to use the proceeds from the sale of the Debt Securities and Warrants for general corporate purposes including debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of Debt Securities or Warrants to purchase debt securities will be described in an appropriate Prospectus Supplement. The amount and timing of the sales of the Debt Securities and Warrants will depend on market conditions.

                DESCRIPTION OF THE INDENTURE AND DEBT SECURITIES

     The Debt Securities will be issued under and controlled by an Indenture dated as of April 1, 1996, between Lucent and The Bank of New York, as Trustee. The following sections briefly outline the provisions of the Indenture. The Indenture has been filed as an exhibit to the Registration Statement and you should read it in its entirety in order to completely understand its terms and conditions. Lucent and the Trustee, with the consent of a majority in principal amount of the outstanding Debt Securities of each series affected, may modify or supplement the terms of the Indenture. Any modification would result in a Supplemental Indenture. However, no Supplemental Indenture may, without the consent of each holder affected, change: (1) a maturity date; (2) the principal amount; (3) any premium; (4) the interest rate; (5) the time of interest payment; (6) the authorized currency; or (7) the percentage of outstanding Debt Securities required for debt holder action. In addition to the Indenture, Lucent and the Bank of New York have had, and continue to have, other customary banking agreements and arrangements, including stock transfer agent, lending and depository relationships.

GENERAL TERMS

     The Debt Securities:

     - represent direct, unsecured, unsubordinated obligations of Lucent;

     - will rank equally with Lucent's other unsecured, unsubordinated debt;

     - may be issued in one or more series with the same or various maturities;

     - may be issued at a price of 100% of their principal amount or at a premium or discount;

     - may be issued in registered or bearer form and certificated or uncertificated form; and

     - may be represented by one or more global notes registered in the name of a designated depository's nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depository and its participants.

Unless we state otherwise in a prospectus supplement, we will not offer, sell or deliver any bearer debt securities, including any bearer securities issued in global form, to any United States person. By United States person we mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any of its political subdivisions, or an estate or trust whose income is subject to United States federal income taxation regardless of its source.

     The Prospectus Supplement for any individual issuance of Debt Securities will describe in detail, if applicable:

     - the total principal amount of the Debt Securities;

     - the percentage of the principal amount at which the Debt Securities will be sold;

     - the date(s) on which the Debt Securities will mature, or whether such Debt Securities will be payable on demand;

     - the interest rate(s) that the Debt Securities will bear and the method of calculating the rate(s);

     - the interest payment date(s);

     - the terms for redemption or early repayment;

     - the authorized denominations in which the Debt Securities will be issued;

     - the currency in which the Debt Securities will be denominated;

     - the currency in which the principal of or any premium or interest will be payable, if different than the currency in which the Debt Securities are denominated;

     - the manner in which payments of principal of and any premium or interest on the Debt Securities will be determined if the payment is to be based upon one or more indexes;

     - whether the Debt Securities will be issuable in registered or bearer form or both, and whether the Debt Securities shall be certificated or uncertificated;

     - whether the Debt Securities will be represented by one or more global securities and, if so, whether any such global securities will be in registered or bearer form, the identity of the depository for such global security or securities and the method of transferring beneficial interests in such global security or securities;

     - information regarding book-entry procedures;

     - whether and under what circumstances the Company will pay additional amounts on any Debt Securities held by a person who is not a United States person in respect of taxes or similar charges withheld and, if so, whether the Company will have the option to redeem the Debt Securities rather than pay such additional amounts; and

     - any other terms, including any terms which may be required by or advisable under United States laws and regulations and laws of other relevant jurisdictions or advisable in connection with the marketing of the Debt Securities.

PAYMENT AND TRANSFER

     Unless we state otherwise in a Prospectus Supplement, if you have Debt Securities in registered form, we will make principal and interest payments at the office of the paying agent or agents that we will name in the Prospectus Supplement or by mailing a check to you at the address we have for you in the register. You may also exchange registered Debt Securities at the office of the transfer agent for an equal aggregate principal amount of registered Debt Securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

     If you have Debt Securities in bearer form, we will pay interest to you when you present and surrender the interest coupon for that interest payment at the office of our paying agent located outside the United States. Bearer securities and coupons are transferable by delivery. Unless we describe other procedures in a Prospectus Supplement, you will be able to transfer registered Debt Securities at the office of the transfer agent or agents we name in the Prospectus Supplement.

     Bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered or bearer Debt Securities of the same series having the same date of maturity, interest rate, original issue date and other terms in such authorized denominations as may be requested upon delivery of the bearer Debt Securities with all unpaid coupons to a transfer or paying agent as specified in the Prospectus Supplement and upon fulfillment of all other requirements of such agent.

     A Prospectus Supplement will describe the procedures for exchanging bearer Debt Securities, if applicable. Registered Debt Securities can never be exchanged for bearer Debt Securities.

     Neither Lucent nor the Trustee will impose any service charge for any transfer or exchange of a Debt Security, however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of Debt Securities.

     Unless we indicate otherwise in an applicable Prospectus Supplement, we will issue Debt Securities only in denominations of $25,000 and integral multiples of $1,000 over $25,000. If we issue Debt Securities in a foreign currency, we will specify the authorized denominations in the Prospectus Supplement.

     If we issue original issue discount Debt Securities, we will describe the special United States federal income tax and other considerations of a purchase of original issue discount Debt Securities in the Prospectus Supplement. Original issue discount Debt Securities are securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance.

COVENANTS

     For your benefit, we have agreed in the Indenture to restrict certain of our activities as long as the Debt Securities are outstanding. Some of those restrictions are described below. Because several definitions are both specific and complex, we have provided a separate definitions section to help you to understand certain capitalized terms in this section.

LIMITATION ON SECURED INDEBTEDNESS.

     We have agreed in the Indenture that we will not, nor will we permit any Restricted Subsidiary to, create, assume, incur or guarantee any Secured Indebtedness unless we secure the Debt Securities to the same extent as such Secured Indebtedness. However, we may incur Secured Indebtedness without securing these Debt Securities if, immediately after incurring the Secured Indebtedness, the aggregate amount of all Secured Indebtedness and the discounted present value of all net rentals payable under leases entered into in connection with sale and leaseback transactions described below would not exceed 15% of Consolidated Net Tangible Assets. The aggregate amount of all Secured Indebtedness in the preceding sentence excludes Secured Indebtedness which is secured to the same extent as the amount of Debt Securities that is being repaid concurrently. (Section 4.03)

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

     We have agreed in the Indenture that we will not, nor will we permit any Restricted Subsidiary to, enter into any lease longer than three years, excluding leases of newly acquired, improved or constructed property, covering any Principal Property of Lucent or any Restricted Subsidiary that is sold to any other person in connection with the lease, unless either

     (a) immediately thereafter, the sum of:

        (i) the discounted present value of all net rentals payable under all such leases entered into after January 31, 1996 (except any such leases entered into by a Restricted Subsidiary before it became a Restricted Subsidiary); and

        (ii) the aggregate amount of all Secured Indebtedness, excluding Secured Indebtedness which is secured to the same extent as the Debt Securities,

     does not exceed 15% of Consolidated Net Tangible Assets, or

     (b) an amount equal to the greater of:

        (i) the net proceeds to Lucent or a Restricted Subsidiary from such sale; and

        (ii) the discounted present value of all net rentals payable thereunder,

    is used within 180 days to retire long-term debt of Lucent or a Restricted Subsidiary. However, debt which is subordinate to the Debt Securities or which is owed to Lucent or a Restricted Subsidiary does not qualify. (Section 4.04)

LIMITATION ON CONSOLIDATION, MERGER, SALE OR CONVEYANCE OF ASSETS.

     Lucent is permitted to consolidate with or merge into any other corporation or convey or transfer substantially all of its properties and assets to any other person or corporation, if the person or corporation is authorized to acquire and operate Lucent's property. We have agreed that the successor corporation will expressly agree to pay the principal of and any premium or any interest on all the Debt Securities and the performance of every covenant in the Indenture that we would otherwise have to perform. The Indenture does not contain any covenants or provisions which would protect the holders of Debt Securities in the event of a highly leveraged transaction. (Section 5.01)

CERTAIN DEFINITIONS.

     "Secured Indebtedness" means indebtedness of Lucent or any Restricted Subsidiary secured by any lien upon any Principal Property or the stock or indebtedness of a Restricted Subsidiary or any conditional sale or other title retention agreement covering any Principal Property or Restricted Subsidiary. However, this definition specifically excludes all indebtedness:

     - that was outstanding on February 1, 1996;

     - incurred after January 31, 1996 to finance the acquisition, improvement or construction of such property and either secured by purchase money mortgages or liens placed on such property within 180 days of acquisition, improvement or construction;

     - secured by liens on Principal Property or the stock or indebtedness of Restricted Subsidiaries and existing at the time of acquisition of the property, stock or indebtedness;

     - owing to Lucent or any other Restricted Subsidiary;

     - existing at the time a corporation becomes a Restricted Subsidiary;

     - incurred to finance the acquisition or construction of property in favor of any country or any political subdivisions; and

     - replacing, extending or renewing of any such indebtedness (to the extent such indebtedness is not increased). (Section 1.01)

     "Principal Property" means land, land improvements, buildings and associated factory, laboratory, office and switching equipment (excluding all products marketed by Lucent or any of its subsidiaries) constituting a manufacturing, development, warehouse, service, office or operating facility owned by or leased to Lucent or a Restricted Subsidiary, located within the United States and having an acquisition cost plus capitalized improvements in excess of 1.25 per cent of Consolidated Net Tangible Assets as of the date of such determination, other than any such property financed through the issuance of tax-exempt governmental obligations, or which the Board of Directors determines is not of material importance to Lucent and its Restricted Subsidiaries taken as a whole, or in which the interest of Lucent and all its subsidiaries does not exceed 50%. (Section 1.01)

     "Consolidated Net Tangible Assets" means the total assets of Lucent and its Subsidiaries, less current liabilities and certain intangible assets (other than product development costs). (Section 1.01)

     "Restricted Subsidiary" means any Subsidiary of Lucent which has substantially all its property in the United States, which owns or is a lessee of any Principal Property and in which the investment of Lucent and all its Subsidiaries exceeds 1.25 per cent of Consolidated Net Tangible Assets as of the date of such determination, other than certain financing Subsidiaries and Subsidiaries formed or acquired after January 31, 1996 for the purpose of acquiring the business or assets of another person and that do not acquire all or any substantial part of the business or assets of Lucent or any Restricted Subsidiary. Additionally, this definition includes any other Subsidiary designated by Lucent's Board of Directors as a Restricted Subsidiary. (Section 1.01)

     "Subsidiary" means any corporation a majority of the voting shares of which are at the time owned or controlled directly or indirectly, by Lucent or a Subsidiaries. (Section 1.01)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     If an Event of Default under the Indenture occurs and continues, either the Trustee or the holders of 25% in principal amount of the outstanding Debt Securities of any series affected may declare the principal of all of the Debt Securities of such series to be due and payable. (Section 6.01). Any individual issuance of Debt Securities may have additional or different Events of Default from the Events of Default described herein. The Prospectus Supplement relating to any individual issuance will describe such additions or modifications. A default under our other indebtedness will not be a default under the Indenture, and a default under one series of Debt Securities under the Indenture will not necessarily be a default under another series. Unless otherwise specified in a Prospectus Supplement, an event of default occurs when:

     - Lucent fails to pay interest due on any Debt Security for 90 days;

     - Lucent fails to pay principal of or premium on any Debt Securities when due;

     - Lucent breaches any agreement under the Indenture which continues for 90 days after written notice by the Trustee or holders of 25% of the principal amount of the Debt Securities of any affected series; or

     - Lucent takes certain legal actions relating to bankruptcy, insolvency and reorganization. (Section 6.01)

     If a default occurs, the Trustee will notify the holders of such series of all uncured and unwaived defaults known to it within 90 days. For the purpose of this provision, default means any event which is, or after notice or passage of time or both would be, an Event of Default. However, if the Trustee determines in good faith that withholding notices is in the interest of the holders of such series it may do so except in the case of a payment default. (Section 7.05)

     The Trustee, subject to its duty during an Event of Default in respect of any series of Debt Securities to act with the required standard of care, can refuse to perform any duty or exercise any right or power unless it received indemnity satisfactory to it. If indemnity is provided, the Indenture provides that the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Sections 6.06 and 7.01)

     If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of the series may require us to repay the entire principal of the Debt Securities of such series or, if the Debt Securities are original issue discount securities, the appropriate portion of the principal, immediately. The holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind this accelerated payment requirement or waive any past default or Event of Default or allow us to not comply with any provision of the Indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the Debt Securities of such series. (Sections 6.01 and 6.06)

     The terms for any series of Debt Securities may provide that the holders of Debt Securities of such series shall act as one class together with the holders of Debt Securities of one or more other series in voting, giving notice, waiving, giving directions or taking any other specified, permitted or authorized action.

DISCHARGE AND DEFEASANCE

     If we deposit with the Trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a particular series, then at our option, we will be discharged from our obligations with respect to the Debt Securities of such series or we will no longer be under any obligation to comply with certain restrictive covenants under the Indenture, and certain Events of Default will no longer apply to us. The sufficiency of the deposit must be certified by a nationally recognized firm of independent public accountants. (Sections 8.01 and 8.06)

     If we achieve discharge and defeasance, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities. Such holders may look only to such deposited funds or obligations for payment.

     Additionally, Lucent must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for Federal income tax purposes.

                          DESCRIPTION OF THE WARRANTS

     The Company may issue Warrants for the purchase of Debt Securities. Warrants may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Warrants will be issued in one or more series under a Warrant Agreement to be entered into between Lucent and a bank or trust company, as Warrant Agent. The details of any series of Warrants will be set forth in the applicable Prospectus Supplement. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summarizes certain provisions of the form of Warrant Agreement. You should read the form of Warrant agreement which was filed on an exhibit to the Registration Statement.

GENERAL TERMS

     The Prospectus Supplement for any individual issuance will describe in detail, if applicable:

     - The offering price and currency for which the Warrants may be purchased;

     - The dates upon which the right to exercise the Warrants will commence and expire;

     - If the Warrants are not continuously exercisable, the specific date or dates on which they can be exercised;

     - Whether the Warrants will be issued in registered or bearer form or both and whether they will be issued in certificated or uncertificated form;

     - The terms of the Debt Securities which holders of Warrants can purchase and the price to be paid to Lucent upon exercise;

     - If the Debt Securities to be purchased upon will be issued in bearer form, any applicable restrictions;

     - If Warrants are issued together with a series of Debt Securities, the name of such Debt Securities, their terms, the number of Warrants accompanying each such Debt Security, and the date that the Warrants and Debt Securities will become separately transferable;

     - Any special United States Federal tax implications of the Warrants or their exercise; and

     - Any other specific terms of the Warrants.

     Warrant Certificates may be exchanged for new Warrant Certificates of different denominations, transferred, and exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities.

EXERCISE OF WARRANTS

     Warrant holders will be able to purchase the principal amount of Debt Securities at the exercise price designated in the Prospectus Supplement relating to the Warrants. Warrants may not be exercised after 5:00 P.M. New York time on the expiration date. Any Warrants unexercised by that time and date will become void. Unless otherwise set forth in the applicable Prospectus Supplement, holders of Warrants may exercise them by delivering properly completed Warrant certificates and payment of the exercise price to the Warrant Agent at its corporate trust office. As soon as practicable after such delivery, we will issue and deliver to the indicated holder the Debt Securities purchasable upon exercise. If a holder does not exercise all the Warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of Warrants.

                              PLAN OF DISTRIBUTION

     Lucent may sell the Debt Securities and Warrants in four ways:

     - through underwriters;

     - through dealers;

     - through agents; and

     - directly to purchasers.

     If Lucent uses underwriters in an offering of securities using this Prospectus, we will execute an underwriting agreement with one or more underwriters. The names of those underwriters and the terms of the transaction will be set forth in the applicable Prospectus Supplement. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if any are purchased. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If Lucent uses underwriters in an offering of securities using this Prospectus, the applicable Prospectus Supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities. If Lucent uses a dealer in an offering of securities using this Prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale. If Lucent designates an agent or agents in an offering of securities using this Prospectus, unless otherwise indicated in a Prospectus Supplement, that agent will be acting on a best efforts basis for the period of its appointment.

     Underwriters, dealers or agents participating in a distribution of securities using this Prospectus may be deemed to be underwriters under the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agents, will be disclosed in the Prospectus Supplement. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make.

     We may offer to sell securities, either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

     We may authorize underwriters, and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the Prospectus Supplement.

     We may also use this Prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable Prospectus Supplement, none of our directors, officers or employees, nor those of our bank subsidiaries will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

                                 LEGAL OPINIONS

     The validity of the Debt Securities and Warrants offered in this Prospectus, as well as certain other legal matters, will be passed upon by Pamela F. Craven, Vice President-Law and Secretary, of the Company. As of August 3, 1999, Pamela F. Craven owned 1,096 shares of Lucent Common Stock and options and Stock units for 282,400 shares of Lucent Common Stock. Cravath, Swaine & Moore is passing upon the legality of the Debt Securities and Warrants for the Underwriters, dealers and agents, if any.

                                    EXPERTS

     The consolidated balance sheets of Lucent as of September 30, 1998 and 1997 and the related consolidated statements of income, changes in shareowners' equity and cash flows for each of the two years in the period ended September 30, 1998 and for the nine month period ended September 30, 1996, included in Lucent's Current Report on Form 8-K filed August 2, 1999 have been incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and the New York Stock Exchange listing fee.

                                                    TO BE PAID
                                                 BY THE REGISTRANT
                                                 -----------------
SEC Registration Fee...........................      $500,400
Rating Agency Fees.............................      $ 50,000*
Fees and Expenses of the Trustee...............      $ 15,000*
Blue Sky Fees and Expenses.....................      $  5,000*
Printing and Distributing Prospectus and
  Miscellaneous Material.......................      $150,000*
Accounting Fees and Expenses...................      $ 15,000*
Legal Fees and Expenses........................      $ 50,000*
Miscellaneous..................................      $ 14,600*
                                                     --------
Total..........................................      $800,000*
                                                     ========

---------------

*  Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While the registrant's Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the registrant's Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The registrant's Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a

"proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the registrant's Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the registrant thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     The registrant's Certificate of Incorporation also specifically authorizes the registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the registrant. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.

ITEM 16.  EXHIBITS.

     See exhibit index.

ITEM 17.  UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey on August 13, 1999.

                                      LUCENT TECHNOLOGIES INC.

                                      By: /s/ JAMES S. LUSK
                                         ---------------------------------------
                                          Name:  James S. Lusk
                                          Title:  Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                   TITLE                        DATE
                ---------                                   -----                        ----

                    *                       Chairman of the Board and Chief         August 13, 1999
------------------------------------------  Executive Officer
            Richard A. McGinn

                    *                       Executive Vice President and Chief      August 13, 1999
------------------------------------------  Financial Officer (Principal Financial
            Donald K. Peterson              Officer)

            /s/ JAMES S. LUSK               Vice President and Controller           August 13, 1999
------------------------------------------  (Principal Accounting Officer)
              James S. Lusk

                    *                       Director                                August 13, 1999
------------------------------------------
             Paul A. Allaire

                    *                       Director                                August 13, 1999
------------------------------------------
              Carla A. Hills

                    *                       Director                                August 13, 1999
------------------------------------------
                Drew Lewis

                    *                       Director                                August 13, 1999
------------------------------------------
             Paul H. O'Neill

                    *                       Director                                August 13, 1999
------------------------------------------
            Donald S. Perkins

                    *                       Director                                August 13, 1999
------------------------------------------
             Franklin Thomas

                SIGNATURE                                   TITLE                        DATE
                ---------                                   -----                        ----
                    *                       Director                                August 13, 1999
------------------------------------------
             Henry B. Schacht

                    *                       Director                                August 13, 1999
------------------------------------------
              John A. Young

     James S. Lusk, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the above-name officers and directors of Lucent Technologies Inc. pursuant to powers of attorney executed by each such officer and director and filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement.

                                                                 August 13, 1999
     /s/ JAMES S. LUSK
------------------------------
        James S. Lusk
       Attorney-in-fact

                               INDEX TO EXHIBITS

     The exhibits identified in parenthesis below, on file with the SEC, are incorporated herein as exhibits hereto.

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
Exhibit 1.1    Form of Underwriting Agreement (Exhibit 1A to Registration
               Statement No. 333-01223 on Form S-3)
Exhibit 1.2    Form of Distribution Agreement (Exhibit 1B to Registration
               Statement No. 333-01223 on Form S-3)
Exhibit 1.3    Form of International Distribution Agreement (Exhibit 1C to
               Registration Statement No. 333-01223 on Form S-3)
Exhibit 4.1    Indenture dated as of April 1, 1996 between Lucent and the
               Bank of New York as Trustee
Exhibit 4.2    Form of Permanent Global Registered Fixed Rate Note (Exhibit
               4B of Registration Statement No. 333-01223 on Form S-3)
Exhibit 4.3    Form of Definitive Registered Fixed Rate Note (Exhibit 4C of
               Registration Statement No. 333-01223 on Form S-3)
Exhibit 4.4    Form of Temporary Global Bearer Fixed Rate Note (Exhibit 4D
               of Registration Statement No. 333-01223 on Form S-3)
Exhibit 4.5    Form of Permanent Global Bearer Fixed Rate Note (Exhibit 4E
               of Registration Statement No. 333-01223 on Form S-3)
Exhibit 4.6    Form of Definitive Bearer Fixed Rate Note (Exhibit 4F of
               Registration Statement No. 333-01223)
Exhibit 4.7    Form of Warrant Agreement (Exhibit 4G of Registration
               Statement No. 333-01223 on Form S-3)
Exhibit 4.8    Form of Medium Term Global Floating Rate Note, Registered
               Securities (Exhibit 4H of Registration Statement No.
               333-01223 on Form S-3)
Exhibit 4.9    Form of Medium Term Definitive Floating Rate Note,
               Registered Security (Exhibit 4I of Registration Statement
               No. 333-01223 on Form S-3)
Exhibit 5.1    Opinion of Pamela F. Craven, Vice President - Law and
               Secretary of the Registrant as to the legality of the
               securities being registered
Exhibit 12     Computation of Earnings to Fixed Charges
Exhibit 23.1   Consent of PricewaterhouseCoopers LLP
Exhibit 23.2   Consent of Pamela F. Craven, Vice President - Law and
               Secretary of the Registrant (contained in Exhibit 5.1)
Exhibit 24     Powers of Attorney
Exhibit 25     Statement of Eligibility of the Trustee (Form T-1)
Exhibit 27     Financial Data Schedule